Exhibit 16.1

July 5, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Trulieve Cannabis Corp.’s statements included under Item 4.01 (a) of its Form 8-K filed on July 7, 2021 and we agree with such statements concerning our Firm.

Very truly yours,

/s/ MNP LLP